Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), is entered into as of [__], 2022 (the “Execution Date”), by and among Acanna Therapeutics, Inc., a Delaware corporation, with headquarters located at 4851 Tamiami Trail N, Suite 200, Naples, FL 34103 (the “Company” or “SpinCo”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”) and soley in connection with Sections 1(b), 4(b), 4(d), 4(g) , 4(q) and 9, Enveric Biosciences, Inc., a Delaware corporation (“Enveric” or “Parent”) and the parent company of SpinCo.

RECITALS

A. WHEREAS, the Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. WHEREAS, the Company has authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), the terms of which are set forth in the certificate of designation for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred stock issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations.

C. WHEREAS, each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Preferred Shares set forth opposite such Buyer’s name in column (8) (the “Preferred Shares Subscription Amount”) on the Schedule of Buyers (which aggregate number for all Buyers shall be 5,000, and (ii) Warrants, in substantially the forms attached hereto as Exhibit B (the “Warrants”), representing the right to acquire that number of shares of Common Stock as set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”). The shares of Common Stock issuable pursuant to the terms of the Preferred Shares are referred to herein as the “Conversion Shares”.

D. WHEREAS, the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and each Buyer (severally and not jointly), intending to be legally bound, hereby agree as follows:

AGREEMENT

1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS; SPIN-OFF.

(a) Closings.

(i) Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company agrees to issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company (x) on the Initial Closing Date (as defined below), the number of Preferred Shares, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, up to an aggregate amount of $1,000,000.00 for all Buyers (the “Initial Closing”) and (y) on the Final Closing Date (as defined below) (A) the number of Preferred Shares, as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers and (B) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers up to an aggregate amount of $4,000,000.00 for all Buyers (the “Final Closing” and together with the Initial Closing, the “Closings” and each a “Closing”).

(ii) Initial Closing. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York City time, on the Execution Date (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza 26th floor, New York, NY 10112 or such other location agreed to by the parties.

(iii) Final Closing. The date and time of the Final Closing (the “Final Closing Date” and together with the Initial Closing Date, the “Closing Dates” and each a “Closing Date”) shall be on or immediately prior to the consummation of the Spin-Off Date (as defined below).

(iv) Purchase Price. The aggregate purchase price for the Preferred Shares to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in Column (9) on the Schedule of Buyers up to an aggregate amount of $5,000,000.00 for all Buyers. Each Buyer shall pay $1,000 for each Preferred Share to be purchased by such Buyer at the Initial Closing. Each Buyer shall pay $1,000 for each Preferred Share and related Warrants to be purchased by such Buyer at the Final Closing (the “Unit Price”).

(v) Form of Payment. On each Closing Date, (A) each Buyer shall deliver to the Company, its portion of the Purchase Price to the Company for the Preferred Shares and Warrants, as applicable, to be issued and sold to such Buyer at the applicable Closing (less, in the case of any Buyer the amount withheld by such Buyer pursuant to Section 4(e)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (B) the Company shall deliver to each Buyer the Preferred Shares and related Warrants, as applicable, which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2

(b) Spin-Off. Enveric has undertaken the spin-off of the Company such that it is in the process of being separated from the existing business of Enveric through a series of transactions (the “Spin-Off”) that, when completed in its entirety, will result in the Company becoming an independent, separately traded public company listed on the NASDAQ, with such date that SpinCo commences trading on the NASDAQ as a separate public company from Enveric being referred to herein as the “Spin-Off Date.”

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants with respect to only itself, as of the Execution Date and as of each Closing Date, that:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined in Section 3b below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer is (i) acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares and (iii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise of the Warrants, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

3

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer in writing. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided for in the Transaction Documents: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) with respect to the Preferred Shares and the Warrants such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration (any which such opinion the Company expressly agrees to reimburse the Buyer’s expenses for), or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

4

(h) Legends.

(i) Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

At any time after the Execution Date, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or, if available, issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer (other than pursuant to Rule 144), such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A without the need to comply with public information requirements or volume limitations. The Company shall be responsible for the fees of its transfer agent, legal counsel (including, without limitation, with respect to any legal opinion upon any sale pursuant to Rule 144) and all DTC fees associated with such issuance.

Certificates evidencing the Conversion Shares or Warrants Shares (collectively the “Underlying Shares”) shall not contain any legend (“Unlegended Shares”) (including the legends set forth in Section 2(h) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act. The Company agrees that following such time as all such legends are no longer required under this Section, it will, no later than five (5) Trading Days (as defined in the Certificate of Designations) following the delivery by such Buyer to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends (however, the Company shall use reasonable best efforts to deliver such shares within two (2) Trading Days). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Underlying Shares subject to legend removal hereunder shall, if possible, be transmitted by the Transfer Agent to such Buyer by crediting the account of such Buyer’s prime broker with the Depository Trust Company System as directed by such Buyer.In addition to such Buyer’s other available remedies, the Company shall pay to a Buyer, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the highest of the actual purchase price or VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(d), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Buyer’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Buyer shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5

(i) Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the disclosure schedules, which disclosure schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the disclosure schedules, the Company represents and warrants to each of the Buyers that, as of the Execution Date and as of each Closing Date:

(a) Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns more than 10% of the capital stock or holds an equivalent equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. As used in this Agreement, any adverse event that does not have a long-term effect on the Company is not a Material Adverse Effect. For purposes of this subsection, “long-term effect” means an effect lasting more than one (1) year. Reasonably promptly after the date of this Agreement, and in any event no later than prior to the Spin-off, Parent will will assign to the Company all the assets necessary for SpinCo to conduct its intended business.

6

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the RRA, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders, except for any authorizations or consents that have already been obtained. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(c) Issuance of Securities. The issuance of the Preferred Shares and the Warrants have been duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid, non-assessable and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof, and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Initial Closing, the Company shall have reserved from its duly authorized capital stock not less than the sum of 100% of the maximum number of shares of Common Stock issuable (i) upon conversion of the maximum number of Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price (as defined in the Certificate of Designations) and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants), in each case, determined as if issued as of the Trading Day immediately preceding the applicable date of determination. Upon issuance or conversion in accordance with the Certificate of Designations or the exercise of the Warrants and payment of the exercise price under the Warrants thereunder, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

7

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the Warrants, and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, any certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (a “Governmental Authority”) or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for (i) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (ii) the filing of a Form D pursuant to Regulation D promulgated by the SEC under the 1933 Act, (iii) the filings required by applicable state “blue sky” securities laws, rules and regulations, and (iv) the Registration Statement. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

8

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, or (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Palladium Capital Group, LLC, as sole placement agent (the “Placement Agent”) in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities and to serve as the financial advisor to the parties in connection with the Spin-Off. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding stockholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

9

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations, and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, not limited by the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation, any certificates of designations or the laws of the jurisdiction of its formation or incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary actions, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, the Certificate of Designations, any other certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or the Company’s Bylaws or their organizational charter or Certificate of Incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation (each a “Legal Requirement”) applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(l) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

10

(m) Management. During the past five year period, no current or former officer or director or, to the Knowledge of the Company, stockholder of the Company or any of its Subsidiaries has been the subject of any matter that would require disclosure under Paragraph (f) of Rule 401 of Regulation S-K that has not been publicly disclosed.

(n) Transactions With Affiliates. Except as set forth on Schedule 3(q), no current employee, director, officer or, to the Knowledge of the Company, any former employee, director or officer, any stockholder of the Company or its Subsidiaries, affiliate of any thereof who occupied such role during the past 12 months, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been in the last 12 months, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are publicly traded on or quoted), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. Except as set forth on Schedule 3(q), no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the board of directors of the Company).

(o) Equity Capitalization. As of the Execution Date, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the Execution Date, 10,000,000 are issued and outstanding and 40,000,000 are reserved for issuance pursuant to options, warrants and equity compensation plans, and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share and, as of the Execution Date, of which 5,000 are outstanding designated as Series A Preferred Stock. Immediately prior to the Initial Closing Date, the Company will be a wholly owned subsidiary of Parent.

11

(p) Absence of Litigation. There is no action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets, capital stock or businesses or any of the Company’s or any of its Subsidiaries’ officers or directors that if adversely determined would reasonably be expected to have a Material Adverse Effect. Schedule 3(t) lists all of the Company’s pending actions, suits, arbitrations and other legal, administrative or other governmental investigations, inquiries and proceedings. After reasonable inquiry of its executive officers, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

(q) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company (a) (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of any of the Transaction Documents.

(r) Shell Company Status. The Company is not an issuer identified in Rule 144(i)(1) of the 1933 Act.

(s) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(t) Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

12

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts to timely satisfy each of the covenants below and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Use of Proceeds. The Company and Parent shall use the proceeds from the sale of the Securities for general corporate purposes, including for expenses in connection with the consummating the Spin-Off.

(c) Reporting Status. Commencing on the Public Company Date (as defined below) until one year after no Preferred Shares or Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. As used herein, “Public Company Date” means the date on which the shares of Common Stock of the Company (or its direct or indirect successor, subsidiary or parent company, whose securities are issued or issuable to holders of Common Stock), whether as a result of the Spin-Off, a public offering, merger, reverse merger, recapitalization, reorganization or otherwise, are registered under the 1934 Act.

(d) Listing. As of the Public Company Date, the Company and Parent shall have secured the listing or quotation of the Conversion Shares and Warrant Shares upon NASDAQ (such primary exchange, the “Principal Market”) (the date such listing initially occurs, the “Listing Date”) and shall maintain, in accordance with this Agreement, the listing or quotation of all additional Conversion Shares and Warrant Shares from time to time issued under the terms of the Transaction Documents. The Company shall maintain the listing or quotation of the Conversion Shares and Warrant Shares on the Principal Market, and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. Enveric shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e) Fees. Subject to Section 8 below, at the Initial Closing and the Final Closing, the Company shall reimburse [Buyer] or its designee(s) $25,000 and $75,000, respectively, for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its Purchase Price at each Closing to the extent not previously reimbursed by the Company. Notwithstanding the foregoing, in no event will the costs and expenses of [Buyer] reimbursed by the Company pursuant to this Section 4(e) exceed $100,000 with respect to the Closings without the prior approval of the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby but only to the extent that the Company has agreed with any such party to pay such fees. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

13

(f) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(g) Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, Enveric shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement and the forms of all exhibits to this Agreement) (including all attachments and content required by the applicable disclosure regulations, the “8-K Filing”). From and after the filing of the 8-K Filing, Enveric shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company, Enveric or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, each of the Company and Enveric acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, Enveric, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the Execution Date without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, provided that each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release. Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise, except as the Company has been advised by its counsel as may be required by law including the Rules of the SEC or in response to written comments of the Staff of the SEC. Notwithstanding the foregoing, in no event will the Company have an obligation to disclose any information which a Buyer receives from a member of the Company’s Board of Directors that is an affiliate of such Buyer.

14

(h) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction unless the Company is in compliance with the applicable provisions governing “Fundamental Transactions” as such term is defined and set forth in the Warrants.

(i) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of shares of Common Stock issuable (i) upon conversion of the maximum number of Preferred Shares issued (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants), in each case, determined as if issued as of the Trading Day immediately preceding the applicable date of determination (the “Required Reserved Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting any treasury shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount. In connection with any such vote, each Buyer hereby agrees that it shall, if requested by the Company, vote all shares of capital stock held by such Buyer in favor of any such increase in the authorized number of shares.

(j) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries shall at all times be in compliance with the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the “Anti-Money Laundering/OFAC Laws”.

15

(k) Public Information. At any time during the period commencing on the Public Company Date and ending one year from the Public Company Date, if (A) a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) , if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company becomes an issuer described in Rule 144(i)(1)(i) , and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2), and (B) any such failure continues for more than fifteen (15) Trading Days (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such holder’s Securities (less any Common Stock previously sold) on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. Notwithstanding anything contained herein to the contrary, aggregate Public Information Failure Payments shall not exceed 10% of the aggregate Purchase Price. The payments to which a holder shall be entitled pursuant to this Section 4(k) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.

(l) Participation in Future Financing.

(i) From the date hereof until the 18-month anniversary of the Final Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Buyers shall have the right to participate in up to an aggregate amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”), pro rata to each Buyer’s Preferred Shares Subscription Amount, on the same terms, conditions and price provided for in the Subsequent Financing.

(ii) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to each Buyer a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

16

(iii) Any Buyer desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 am (New York City time) on the third Trading Day following the date on which the Subsequent Financing Notice is delivered to the Buyer (the “Notice Termination Time”) that the Buyer is willing to participate in the Subsequent Financing, the amount of the Buyer’s participation, and representing and warranting that the Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Buyer as of such Notice Termination Time, the Buyer shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(iv) If, by the Notice Termination Time, notifications by the Buyers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(v) If, by the Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Buyers seeking to purchase more than the aggregate amount of the Participation Maximum, the Buyer shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Preferred Shares Subscription Amount purchased by a Buyer participating under this Section 4(l) and (y) the sum of the aggregate Preferred Shares Subscription Amounts purchased by all Buyers participating under this Section 4(l).

(vi) The Company must provide the Buyers with a second Subsequent Financing Notice, and the Buyers will again have the right of participation set forth above in this Section 4(l), if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

(vii) The Company and each Buyer agree that, if any Buyer elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Buyers from participating in a Subsequent Financing, including, but not limited to, provisions whereby the Buyer shall be required to agree to any restrictions on trading as to any the securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Buyer. In addition, the Company and each Buyer agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

17

(viii) Notwithstanding anything to the contrary in this Section 4(l) and unless otherwise agreed to by the Buyer, the Company shall either confirm in writing to the Buyer that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Buyer will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Buyer, such transaction shall be deemed to have been abandoned and the Buyer shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(ix) Notwithstanding the foregoing, this Section 4(l) shall not apply in connection with the issuance of any Excluded Securities. “Excluded Securities” means (i) shares of Common Stock, restricted stock units or standard options to purchase Common Stock issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities issued prior to the Execution Date, provided that the conversion price of any such Convertible Securities is not lowered (other than in accordance with the terms thereof in effect as of the Execution Date or in connection with stock splits or combinations) from the conversion price in effect as of the Execution Date and none of such Convertible Securities are amended to increase the number of shares issuable thereunder (other than in accordance with the terms thereof in effect as of the Execution Date or in connection with stock splits or combinations); (iii) the shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the terms of the Certificate of Designations; (iv) the shares of Common Stock issuable upon exercise of the Warrants or warrants required to be issued under this Agreement pursuant to which the Preferred Shares were issued; (v) securities issued to any placement agent or other registered broker-dealers as reasonable commissions or fees in connection with any financing transactions or securities issued to service providers including investor and public relations firms; (vi) securities issued pursuant to a merger, acquisition or similar transaction; or (vii) a strategic transaction approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds but shall not include a transaction in which the Company is issuing securities to an entity whose primary business is investing in securities. Provided, however, that securities issued to a registered broker-dealer as compensation for the services rendered in connection for services for transactions described in clauses (vi) and (vii) shall be Excluded Securities.

18

(m) Taxes. The Company will pay, and save and hold the Buyers harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Preferred Shares, Warrants, Conversion Shares or Warrant Shares.

(n) D&O Insurance. If not already obtained, the Company shall obtain such director’s and officer’s insurance in such form, with such carrier and in such amounts as is typical for companies similarly situated to the Company (the “D&O Insurance”) within 90 days following the Initial Closing, and, for so long as any Preferred Shares remain outstanding.

(o) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

(p) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the applicable Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(q) Cooperation. The Company and Parent agrees to use its reasonable best efforts in connection with the closing of the Spin-Off and agrees to take all action necessary to consummate the closing of the Spin-Off in a timely manner.

(r) DTC Eligibility. As of the Public Company Date, for so long as any Convertible Shares or Warrant Sahres are outstanding, the Company will employ as the transfer agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

(s) Offering Restrictions. Until the date that is ten (10) months after the Final Closing, the Company shall not issue any common stock or common stock equvilants at a price per share lower than the Unit Price. Notwithstanding the foregoing, after the Final Closing Date, upon the earlier of (a) (i) the closing bid price for ten consecutive Trading Days (the “Measurement Period”) exceeds 125% of the Unit Price (subject to adjustments for splits, dividends and the like), (ii) the daily dollar trading volume of the Common Stock for each Trading Day during such Measurement Period is at least $200,000, and (iii) all of the Equity Conditions (as defined below) have been met on each Trading Day during such Measurement Period, and (b) the Company’s consummation of an equity financing for the sale of equity securities equal to at least $5 million in the aggregate at a price per share that exceeds the Unit Price, this Section 4(s) shall no longer be in effect. “Equity Conditions” means (a) (i) there is an effective registration statement pursuant to which the Buyers are permitted to utilize the prospectus thereunder to resell all of the Conversion Shares and Warrant Shares issuable pursuant to the Transaction Documents, or (ii) all of the Conversion Shares and Warrant Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Buyers, (b) the Common Stock is trading on the Principal Market and all of the shares of Common Stock issuable pursuant to the Transaction Documents are listed or quoted for trading on such Principal Market, (c) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (d) the applicable Buyer is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information, and (e) the Company is not in material default of any of the Transaction Documents.

19

(t) Board Appointment. The Company agrees that following the Final Closing Date, the board of directors of the Company shall take all necessary actions to appoint a director selected by the Placement Agent to the Company’s board of directors.

5. REGISTER.

The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants, as applicable, to each Buyer at the Closings is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered to the Company Purchase Price (less, in the case of any Buyer, the amount withheld by such Buyer pursuant to Section 4(e)) for the Preferred Shares being purchased by such Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Escrow Agent.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

20

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants, as applicable, at the Closings is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents and the stock certificates or book-entry holding statements representing the Preferred Shares being purchased by such Buyer at such Closing pursuant to this Agreement.

(ii) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of such Closing Date.

(iii) The Company shall have delivered to such Buyer a certificate evidencing the Company’s good standing issued by the Secretary of State (or comparable office) of the State of Delaware as of a date within ten (10) days of such Closing Date.

(iv) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of such Closing Date.

(v) The Company shall have duly executed the Registration Rights Agreement (the “RRA”) in the form attached hereto as Exhibit C, and with respect to the Final Closing, all of the Underlying Shares are included in an effective registration statement for resale under the prospectus included therein.

(vi) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of such Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at such Closing, in the form attached hereto as Exhibit D.

(vii) The representations and warranties of the Company shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date). The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Closing Date, in each case, in all material respects. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit E.

21

(viii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(ix) The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(x) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xi) The Company shall deliver a legal opinion to the Buyers, reasonably acceptable to the Buyers.

8. TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before fifteen (15) Business Days from the Execution Date due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Parent Guarantee. The Parent hereby unconditionally and irrevocably guarantees the payment in full of the Put Purchase Price (as defined in the Certificate of Designation), in cash, if the Buyer requires the SpinCo to repurchase the shares of Preferred Stock pursuant to Section 6 of the Certificate of Designation (the “Guaranteed Obligation”). For the avoidance of doubt, the Parent shall remain liable for the payment of the entire amount of the Put Purchase Price (less amounts actually paid or distributed in cash to the Purchaser under the Certificate of Designations) notwithstanding that SpinCo may have insufficient net assets to distribute the entire Liquidation Preference and accrued and unpaid dividends to Purchaser upon a Liquidation Event and notwithstanding any provision of Section 11 or Section 12 of the Certificate of Designation. The Parent agrees that the foregoing obligation of Parent is a guarantee of payment and not collection and the Parent is liable for the Guaranteed Obligations as a primary obligation of the Parent. The Parent waives all rights and defenses of a surety and any other defenses to enforcement of this Section 9(a).

22

(b) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an e-mail signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an e-mail signature.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

23

(f) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and either (i) the holders of at least a majority of the Preferred Shares outstanding as of the applicable date of determination, which must include [ Buyer] as long as [Buyer] (or any of its affiliates) owns at least five percent (5%) of the Preferred Shares issued pursuant to this Agreement, or (ii) [Buyer] as long as [Buyer] (or any of its affiliates) owns at least five percent (5%) of the Preferred Shares issued pursuant to this Agreement (the “Required Holders”); provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares or holders of Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail (provided confirmation of transmission is electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

Acanna Therapeutics, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

Telephone:

Email:

Attention:

With a copy (for informational purposes only) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112,

Telephone: (212) 659-7300

Email: rick.werner@haynesboone.com

Attention: Rick A. Werner, Esq.

24

If to a Buyer, to its address and email address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

With a copy (for informational purposes only) to:

_____________________

_____________________

_____________________

Telephone:

Email:

Attention:

or to such other address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date, recipient e-mail and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(j) Survival. Unless this Agreement is terminated under Section 8, the representations, warranties, agreements and covenants hereunder shall survive the Final Closing and the delivery, conversion and/or exercise of the Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

25

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

26

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel selected to defend the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Purchased Shares. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. No Indemnitee shall enter into any settlement of any action or proceeding subject to this Section 9(k) without the prior written consent of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

27

(o) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(p) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(q) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Buyers on the Closing Dates (except for certificates evidencing the Preferred Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Buyers, may be reproduced by any Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and any Buyer may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(r) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(s) Knowledge Definition. “Knowledge of Company” or “Company’s Knowledge” or any other similar knowledge qualification, means to the knowledge, after due inquiry into the subject matter of such representation, warranty or other statement and reasonable investigation, of any of the current officers or directors of the Company, and any other Company employee who has responsibility with respect to the relevant subject matter.

** Signature Page Follows **

28

IN WITNESS WHEREOF, each Buyer, Enveric and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

Acanna Therapeutics, Inc.

By:
Name:
Title:

[Signature page – Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer, Enveric and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the Execution Date.

Solely with respect to Sections 1(b), 4(b), 4(d), 4(g), 4(q) and 9,

ENVERIC:

Enveric Biosciences, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the Execution Date.

BUYERS:

[______]
By:
Its:
By:
Name:
Title:

[Signature page – Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)		(4)	(5)	(6)		(7)	(8)		(9)	(10)
Buyer	Address and E-mail	Aggregate Number of Preferred Shares to be Issued at the Initial Closing		Purchase Price of Preferred Shares to be Issued at the Initial Closing	Aggregate Number of Preferred Shares to be Issued at the Final Closing	Aggregate Number of Warrant Shares Underlying the Warrants to be Issued at the Final Closing		Purchase Price of Securities Issued at the Final Closing	Aggregate Number of Preferred Shares		Aggregate Purchase Price of Securities	Legal Representative’s Address and E-mail

Total:			$				$			$